EXHIBIT 10.6
Cadence Pharmaceuticals, Inc.
Amended and Restated Restricted
Common Stock Purchase Agreement

i

		Page
VIII.	Miscellaneous Provisions	10

	8.1 Purchaser Undertaking	10
	8.2 Agreement is Entire Contract	10
	8.3 Governing Law	11
	8.4 Counterparts	11
	8.5 Successors and Assigns	11
	8.6 Amendment and Waiver	11
	8.7 Arbitration	11
	8.8 Acknowledgement	11
Exhibit A — Joint Escrow Instructions
Exhibit B — Assignment Separate From Certificate

ii

Amended and Restated Restricted Common Stock Purchase Agreement
          This Amended and Restated Restricted Common Stock Purchase Agreement (the “Agreement”) is made as of this ___ day of November, 2004, by and between Cadence Pharmaceuticals, Inc., a Delaware corporation (formerly known as Strata Pharmaceuticals, Inc.) (the “Company”), and [PURCHASER] (“Purchaser”).
Recitals
          A. On July 6, 2004, the Purchaser and the Company entered into a Restricted Common Stock Purchase Agreement (the “Prior Agreement”) pursuant to which the Purchaser purchased certain shares of the Company’s Common Stock.
          B. The Company and the Purchaser desire to amend and restate the Prior Agreement to grant the Company a Repurchase Option with respect to the Purchaser’s Shares (as such terms are defined below).
          C. Pursuant to the terms of the Prior Agreement, the Prior Agreement may be amended with the consent of a majority of the Company’s Board of Directors, which consent has been obtained by the Company, and the Purchaser.
Agreement
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:
I. Purchase of Shares
     1.1 Purchase. Pursuant to the terms of the Prior Agreement, the Purchaser purchased, and the Company sold to Purchaser, [NUMBER OF SHARES OF COMMON STOCK] shares of the Company’s Common Stock (the “Shares”) at a purchase price of $0.001 per share (the “Purchase Price”), or $[PURCHASE PRICE] in the aggregate.
     1.2 Payment. As of the date of the Prior Agreement, the Purchaser delivered to the Corporate Secretary of the Company the aggregate Purchase Price payable for the Shares in cash, cancellation of indebtedness or transfer of property. Concurrently with the execution of this Agreement, the Purchaser shall deliver to the Corporate Secretary of the Company (i) duly executed Joint Escrow Instructions (in the form attached hereto as Exhibit A), and (ii) a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit B).
II. Securities Law Compliance
     2.1 Restricted Securities.
          (a) Purchaser hereby confirms that Purchaser has been informed that the Shares are restricted securities under the Securities Act of 1933, as amended (“1933 Act”), and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission (“SEC”) issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.
          (b) Upon the expiration of the ninety (90)-day period immediately following the date on which the Company first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Shares may be sold (without registration) pursuant to the applicable requirements of Rule 144. If Purchaser is at the time of such sale an affiliate of the Company for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the SEC). If Purchaser is not at the time of the sale an affiliate of the Company nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Shares held for fewer than two (2) years following payment in cash of the Purchase Price therefor) will be applicable to the sale. The requirements of Rule 144 are subject to change at any time.
     2.2 Disposition of Shares. Subject to the terms of this Agreement, Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than a permitted transfer under paragraph 3.1) unless and until there is compliance with all of the following requirements:
          (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;
          (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares;
          (c) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken; and
          (d) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares.
          The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

     2.3 Restrictive Legends. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including one or more of the following legends:
          (a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”
          (b) “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
III. Transfer Restrictions
     3.1 Restriction on Transfer. Except for the escrow described below in Article VI, none of the Shares or any beneficial interest therein shall be transferred, assigned, encumbered or otherwise made the subject of disposition until the release of such Shares from the Repurchase Option in accordance with the provisions of this Agreement. In addition, the Shares shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Company’s First Refusal Right under Article IV or Special Purchase Right under Article V or as otherwise limited herein. The restrictions on transfer set forth under Article IV and Article V, however, shall not be applicable to (i) a gratuitous transfer of the Shares made to the [EXECUTIVE OFFICER ONLY: Purchaser’s] siblings, spouse, lineal descendent or antecedent, including adopted children and stepchildren, [DIRECTOR ONLY: of the Director (as defined below)] or to a trust for the exclusive benefit of the [EXECUTIVE OFFICER ONLY: Purchaser] [DIRECTOR ONLY: Director] or the [EXECUTIVE OFFICER ONLY: Purchaser’s] [DIRECTOR ONLY: Director’s] siblings, spouse or issue, provided and only if the Purchaser obtains the Company’s prior written consent to such transfer and such transferee agrees to be bound by the terms of this Agreement, (ii) a transfer of title to the Shares effected pursuant to the Purchaser’s will or the laws of intestate succession or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Purchaser in connection with the acquisition of the Shares [DIRECTOR ONLY: or (iv) to any affiliate of the Purchaser].
     3.2 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in paragraph 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Company’s First Refusal Right and Special Purchase Right granted hereunder and (ii) the market stand-off provisions of paragraph 3.4, to the same extent such Shares would be so subject if retained by the Purchaser.

     3.3 Definition of Owner. For purposes of this Agreement, the term “Owner” shall include the Purchaser and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from the Purchaser in accordance with paragraph 3.1.
     3.4 Market Stand-Off Provisions.
          (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days.
          (b) Owner shall be subject to the market stand-off provisions of this paragraph 3.4 provided and only if the executive officers and directors of the Company are also subject to similar arrangements.
          (c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 3.4, to the same extent the Shares are at such time covered by such provisions.
          (d) In order to enforce the limitations of this paragraph 3.4, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.
IV. Right of First Refusal
     4.1 Grant. The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Shares. For purposes of this Article IV, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall exclude any of the permitted transfers under paragraph 3.1.
     4.2 Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer to be hereinafter called the “Target Shares”), Owner shall promptly (i) deliver to the Corporate Secretary of the Company written notice (the “Disposition Notice”) of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and III of this Agreement.
     4.3 Exercise of Right. The Company (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.
     4.4 Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Company’s receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. The acquired shares shall remain subject to (i) the securities law restrictions under Article II, (ii) the market stand-off provisions of paragraph 3.4, (iii) the Company’s First Refusal Rights hereunder and (iv) Article V.
     4.5 Partial Exercise of Right. In the event the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Company delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:
          (a) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 4.4, as if the Company did not exercise the First Refusal Right hereunder; or
          (b) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 4.3.
          Failure of Owner to deliver timely notification to the Company under this paragraph 4.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (a) above.
     4.6 Recapitalization. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately subject to the Company’s First Refusal Right hereunder, but only to the extent the Shares are at the time covered by such right.
     4.7 Lapse. The First Refusal Right under this Article IV shall remain in effect under all circumstances but shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Company’s Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Company’s Board of Directors that a public market exists for the outstanding shares of the Company’s Common Stock, (iii) an underwritten public offering pursuant to an effective registration statement under the 1933 Act or (iv) a Change of Control (as defined below). However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.
V. Marital Dissolution or Legal Separation
     5.1 Grant. Notwithstanding anything in this Agreement to the contrary, in connection with the dissolution of Owner’s marriage or the legal separation of Owner and Owner’s spouse, the Company shall have the right (the “Special Purchase Right”) [DIRECTOR ONLY: if applicable,] to purchase from Owner’s spouse, in accordance with the provisions of this Article V, all or any portion of the Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.
     5.2 Notice of Decree or Agreement. Owner shall promptly provide the Company with written notice (the “Dissolution Notice”) of (i) the entry of any judicial decree or order resolving the property rights of Owner and Owner’s spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree or order of dissolution or contract or agreement between Owner and Owner’s spouse which provides for the award to the spouse of one or more Shares in settlement of any community property or other marital property rights such spouse may have in such shares.
     5.3 Exercise of the Special Purchase Right. The Special Purchase Right shall be exercisable by delivery of written notice (the “Purchase Notice”) to Owner and Owner’s spouse within forty-five (45) days after the Company’s receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of Shares to be purchased by the Company, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than fifteen (15) business days, after the date of the Purchase Notice) and the fair market value to be paid for such Shares. Owner (or Owner’s spouse, to the extent such spouse has physical possession of the Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Company the certificates representing the shares to be purchased. The Company shall, concurrently with the receipt of the stock certificates, pay to Owner’s spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.
          If Owner’s spouse does not agree with the fair market value specified for the Shares in the Purchase Notice, then the spouse shall promptly notify the Company in writing of such disagreement and the fair market value of such Shares shall thereupon be determined by an appraiser of recognized standing selected by the Company and the spouse. If they cannot agree on an appraiser within fifteen (15) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two (2) appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Company and Owner’s spouse. The closing shall then be held on the fifteenth (15th) business day following the completion of such appraisal; provided, however, that if the appraised value is more than twenty-five percent (25%) greater than the fair market value specified for the Shares in the Purchase Notice, the Company shall have the right, exercisable prior to the expiration of such fifteen (15) business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the Shares awarded to the spouse.
     5.4 Lapse. The Special Purchase Right shall lapse upon the earlier to occur of (i) the lapse of the First Refusal Right or (ii) the expiration of the exercise period specified in this Article V, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.
VI. Repurchase Option
     6.1 Repurchase Option. In the event of any voluntary or involuntary termination of the [EXECUTIVE OFFICER ONLY: Purchaser’s employment by, or services to,] [DIRECTOR ONLY: service of [RELATED DIRECTOR] (the “Director”) as a director of] the Company for any or no reason (including death or disability) before all of the Shares are released from the Company’s Repurchase Option (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option, but not the obligation, for a period of 90 days from such date to repurchase all or any portion of the Unreleased Shares (as defined below in paragraph 6.2) at such time (the “Repurchase Option”) at the original purchase price per share (the “Repurchase Price”). The Repurchase Option shall be exercisable by the Company by written notice to the Purchaser or the Purchaser’s executor and shall be exercisable by delivery to the Purchaser or the Purchaser’s executor of cash, check or wire transfer in an amount equal to the Repurchase Price times the number of Shares to be repurchased (the “Aggregate Repurchase Price”). Upon delivery of such notice and the payment of the Aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.
     6.2 Release of Shares From Repurchase Option.
          (a) The Shares shall be released from the Company’s Repurchase Option pursuant to the following schedule:
25% of the Shares are immediately released from, and shall not be subject to, the Repurchase Option. As of July 6, 2004 (the “Vesting Commencement Date”), the remaining 75% of the Shares shall be subject to the Repurchase Option. 1/48th of such Shares shall be released from the Repurchase Option on each monthly anniversary of the Vesting Commencement Date thereafter, such that all Shares shall be released from the Repurchase Option on the four (4) year anniversary of the Vesting Commencement Date.
          Any of the Shares which, from time to time, have not yet been released from the Repurchase Option are referred to herein as “Unreleased Shares.” The number of Shares released each month and/or year, as applicable, from the Repurchase Option shall be rounded down to the next whole number of Option Shares, except in the last month of the four (4) year period when all Unreleased Shares shall be released from the Repurchase Option.
          (b) Upon an Acceleration Event (as defined below), the Repurchase Option shall lapse for 100% of the Unreleased Shares (if any). An “Acceleration Event” shall mean any of the following:
               (1) The termination by the Company of the [EXECUTIVE OFFICER ONLY: Purchaser’s employment with] [DIRECTOR ONLY: Director’s service as a director of] the Company for any reason other than Cause (as defined below). [EXECUTIVE OFFICER ONLY: Unless otherwise defined in an employment or services agreement between the Purchaser and the Company (which definition will control),] “Cause” shall mean dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board of Directors of the Company, and its determination shall be conclusive and binding; or
               (2) [EXECUTIVE OFFICER ONLY: The termination by the Purchaser of the Purchaser’s employment with the Company for Good Reason (as defined below). Unless otherwise defined in an employment or services agreement between the Purchaser and the Company (which definition will control), “Good Reason” shall mean the occurrence of any of the following events or conditions and the failure of the Company or any successor corporation, as applicable, to cure such event or condition within thirty (30) days after receipt of written notice from the Purchaser:
                    (i) a change in the Purchaser’s position or responsibilities (including reporting responsibilities) that represents a substantial reduction in the position or responsibilities as in effect immediately prior thereto; the assignment to the Purchaser of any duties or responsibilities that are materially inconsistent with such position or responsibilities; or any removal of the Purchaser from or failure to reappoint or reelect the Purchaser to any of such positions, except in connection with the termination of the Purchaser’s employment for Cause, as a result of his or her disability or death, or by the Purchaser other than for Good Reason;
                    (ii) a material reduction in the Purchaser’s annual base salary, except in connection with a general reduction in the compensation of all personnel of the Company and its parent and subsidiaries, if any;
                    (iii) the Company requiring the Purchaser (without the Purchaser’s consent) to be based at any place outside a 50-mile radius of his or her principal place of employment with the Company, except for reasonably required travel on the Company’s business;

                    (iv) a material reduction in the Purchaser’s aggregate benefits (in terms of benefit levels and/or reward opportunities) provided for under each material employee benefit plan, program and practice of the Company, except in connection with a general reduction in the benefits of all personnel of the Company and its parent and subsidiaries, if any; or
                    (v) any material breach by the Company of its obligations to the Purchaser under any applicable employment or services agreement between the Purchaser and the Company.]
          (c) In the event of a Change of Control, the Repurchase Option shall lapse for (i) [EXECUTIVE OFFICER ONLY: 50%] [DIRECTOR ONLY: 100%] of the Unreleased Shares (if any) at the time of the Change of Control [EXECUTIVE OFFICER ONLY: and (ii) the remaining Unreleased Shares (if any) on the twelve month anniversary of the Change of Control. In the event an Acceleration Event occurs between the Change of Control and the twelve month anniversary of the Change of Control the provisions of paragraph 6.2(b) above shall apply.] A “Change of Control” shall mean (1) a merger or consolidation of the Company with or into any other corporation or other entity or person or (2) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets; provided that the following events shall not constitute a “Change of Control”: (A) a merger or consolidation of the Company in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the voting securities in the successor corporation immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to a wholly owned subsidiary corporation; (C) a mere reincorporation of the Company; or (D) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.
          (d) Subject to paragraph 6.3, the Shares which have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request.
     6.3 Escrow of Shares. Pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit A, the Shares issued under this Agreement shall be held by the Escrow Agent (as defined in such Joint Escrow Instructions) along with a stock assignment executed by the Purchaser in blank in the form attached hereto as Exhibit B. Notwithstanding the vesting set forth in paragraph 6.2 above, neither the Company nor the Escrow Agent shall be required to release or issue certificates evidencing the Shares to the Purchaser more frequently than twice in any calendar year.
     6.4 Tax Consequences. The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

VII. General Provisions
     7.1 Assignment. The Company may assign its First Refusal Right under Article IV and/or its Special Purchase Rights under Article V and/or its Repurchase Option under Article VI to any person or entity selected by the Company’s Board of Directors, including (without limitation) one or more stockholders of the Company.
     7.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:
          (1) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and
          (2) each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     7.3 Notices. Any notice required in connection with (i) the First Refusal Right, Special Purchase Right or the Repurchase Option or (ii) the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph 7.3 to all other parties to this Agreement.
     7.4 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the First Refusal Right, Special Purchase Right or the Repurchase Option shall not constitute a waiver of any other repurchase right and/or right of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Purchaser or the Purchaser’s spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
VIII. Miscellaneous Provisions
     8.1 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Shares pursuant to the express provisions of this Agreement.
     8.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

     8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.
     8.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     8.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.
     8.6 Amendment and Waiver. This Agreement shall not be amended nor any Section hereof waived by the Company in the absence of approval of such amendment or waiver by a majority of the Company’s Board of Directors.
     8.7 Arbitration. Any controversy between the parties hereto involving any claim arising out of or relating to this Agreement shall be finally settled by arbitration in San Diego, California, in accordance with the then current Employment ADR Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
     8.8 Acknowledgement. PURCHASER ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE REPURCHASE OPTION PURSUANT TO ARTICLE VI HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN “AT WILL” EMPLOYEE AND/OR DIRECTOR, AS APPLICABLE, OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE REPURCHASE OPTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE AND/OR DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT AND/OR SERVICE WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
[Remainder of Page Intentionally Left Blank]

          In Witness Whereof, the parties have executed this Agreement on the day and year first indicated above.

THE COMPANY: Cadence Pharmaceuticals, Inc.
By:
Name:
Title:
Address:	12730 High Bluff Drive Suite 410 San Diego, CA 92130

PURCHASER:
By:
Name:

Address:

Schedule to Exhibit 10.6: The form of Amended and Restated Restricted Common Stock Purchase Agreement above was executed by the following persons or entities with respect to the number of shares and purchase prices listed:

	NUMBER OF SHARES	PURCHASE	RELATED
PURCHASER	OF COMMON STOCK	PRICE	DIRECTOR
Theodore R. Schroeder	1,000,000	$1,000.00	N/A
David A. Socks	850,000	$850.00	N/A
Garner Investments, LLC	1,750,000	$1,750.00	Cam L. Garner